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                                                                  EXHIBIT 10.vii

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 1
                                       to
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                         dated as of September 14, 2000


          This Amendment No. 1 (this "Amendment"), dated as of August 14, 2001, to the Amended and Restated Credit Agreement, dated as of September 14, 2000, is entered into by THE DELTA QUEEN STEAMBOAT CO., the financial institutions from time to time parties thereto and The Chase Manhattan Bank, as Agent (the "Credit Agreement"). Capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings assigned to such terms in the Credit Agreement.

          1. Amendment of Credit Agreement. The Borrower, the Lenders and the Agent have agreed to amend the Credit Agreement, and accordingly, effective as of August 14, 2001 (except with respect to Amendments (i), (ii), (xii) and
(xiii) below, which shall be effective as of June 30, 2001), upon satisfaction of the conditions precedent set forth below and in reliance upon the representations and warranties set forth herein, the Credit Agreement is hereby amended by:

                    (i) deleting the definition of "Adjusted EBITDA" appearing in Section 1.01 thereof in its entirety and replacing the following therefor:

               "'Adjusted EBITDA' for any period shall mean (a) EBITDA for the Consolidated Borrower Group minus (b) EBITDA for the Consolidated DQCV Group, in each case, determined for or incurred in such period.";

                    (ii) deleting the definitions of "Bank Indebtedness Leverage Ratio" and Bank Interest Coverage Ratio" appearing in Section
          1.01 thereof in their entirety;

                    (iii) deleting the definition of "Maturity Date" appearing in Section 1.01 thereof in its entirety and replacing the following therefor: "'Maturity Date' shall mean the Termination Date.";

                    (iv) amending the definition of "Termination Date" appearing in Section 1.01 thereof by deleting the date "September 13, 2001" appearing in clause (a) thereof and by replacing the date "March 31, 2002" therefor;

                    (v) deleting Section 2.03(e)(i) thereof in its entirety and replacing the following therefor:

                    "(i) The Applicable Base Rate Margin shall be 1.75% per
               annum, and the Applicable Eurodollar Rate Margin shall be 2.75% per annum; provided, however, that for each day on which the aggregate


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               amount of the Lenders' Revolving Credit Exposures on such day exceeds 50% of the aggregate amount of the Lenders' Commitments on such day (or, on and after the Termination Date, the aggregate amount of Lenders' Commitments immediately prior to the Termination Date), the Applicable Base Rate Margin shall be 2.00% per annum, and the Applicable Eurodollar Rate Margin shall be 3.00% per annum.";

                    (vi) amending Section 2.05(a) thereof by deleting the percentage "0.50%" appearing therein and by replacing the percentage "0.75%" therefor;

                    (vii) amending Section 5.01(a) thereof by deleting the phrase "fifty-five (55)" appearing therein and by replacing the phrase "forty-five (45)" therefor (which, for the avoidance of doubt, shall be first applicable with respect to the fiscal quarter ending September 30, 2001);

                    (viii) amending Section 5.01(b) thereof by deleting the phrase "one hundred (100)" appearing therein and by replacing the phrase "ninety (90)" therefor;

                    (ix) deleting Section 5.01(c) thereof in its entirety and replacing the following therefor:

                    "(c) Budget and Business Plan. Promptly upon completion, but in any event not later than thirty (30) days after the end of each month ending from and after August 30, 2001, a copy of the operating budget and projections by the Borrower of the income statement, balance sheet and cash flow of each of (i) the Consolidated Borrower Group, taken as a whole, (ii) the Consolidated DQCV Group, taken as a whole, and (iii) those Persons which are members of the Consolidated Borrower Group but not members of the Consolidated DQCV Group, taken as a whole, for each succeeding month through December 2002, in each case, in the form customarily prepared by the Borrower's management, such operating budget and projected financial statements to be accompanied by an Officer's Certificate of Borrower stating that such operating budget and projected financial statements have been prepared on the basis of sound financial planning practice and that such officer has no reason to believe they are incorrect or misleading in any material respect.";

                    (x) deleting Section 7.05(i) in its entirety and replacing the following therefor:

               "(i) Restricted Junior Payments constituting tax sharing payments or allocated overhead payments by Borrower or a Borrower Subsidiary to Parent made prior to the Termination Date, provided that no such Restricted Junior Payment shall be permitted to be made if before or after


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               making such Restricted Junior Payment an Event of Default or a
               Potential Event of Default has occurred and is continuing or would result therefrom, provided, further that Restricted Junior Payments constituting allocated overhead expenses shall not exceed $4,000,000 for the fiscal quarter ending September 30, 2001 or $5,000,000 for each of the fiscal quarters ending December 31, 2001 and March 31, 2002;";

                    (xi)    deleting Section 7.05(ii) thereof in its entirety;

                    (xii) deleting Section 8.01 thereof in its entirety and replacing the following therefor:

               "Minimum Adjusted EBITDA. Borrower shall not permit Adjusted EBITDA calculated for the fiscal quarters ending September 30, 2001 and December 31, 2001 to be less than $2,000,000 and $1,000,000, respectively."; and

                    (xiii)  deleting Section 8.02 thereof in its entirety.

          2. Effectiveness. This Amendment shall become effective as of the date on which the Agent shall have received (i) a copy of this Amendment duly executed by the Borrower and the Requisite Lenders, together with the Consent attached hereto executed by the Parent and the Borrower Subsidiaries named thereon, (ii) a copy of that certain Waiver, dated as of August 14, 2001 (the "Waiver"), duly executed by the Borrower and the Requisite Lenders, together with the Consent attached hereto executed by the Parent and the Borrower Subsidiaries named thereon, (iii) the repayment described in Section 1 of the Waiver, and (iv) the structuring fee payable pursuant to that certain Fee Letter, dated as of August 14, 2001, among the Borrower, the Agent and J.P. Morgan Securities Inc.

          3. Representation and Warranty. The Borrower hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, and that after giving effect to this Amendment, no Event of Default or Potential Event of Default has occurred and is continuing.

          4. Effect Upon Loan Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to "the Credit Agreement," "thereunder," "thereof," "therein," or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby. Except as expressly set forth herein, all terms and conditions of the Credit Agreement, the other Loan Documents and the other documents and agreements executed by the Borrower in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects. This Amendment shall, and shall be deemed to be, an amendment to each of (i) that certain Preferred Ship Mortgage with respect to the vessel "Delta Queen", dated as of February 25, 1999, as amended (the "Delta Queen Mortgage"), among Great River Cruise Line, L.L.C. ("GRCL"), as


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mortgagor, and the Agent, as mortgagee, (ii) that certain Trust Indenture dated as of February 25, 1999, as amended (the "GRCL Indenture"), among GRCL, as mortgagor, the financial institutions party thereto and the Agent, as trustee,
(iii) that certain Preferred Ship Mortgage with respect to the vessel "Mississippi Queen", dated as of February 25, 1999, as amended (the "Mississippi Queen Mortgage" and collectively with the Delta Queen Mortgage, the "Mortgages"), among Great Ocean Cruise Line, L.L.C. ("GOCL"), as mortgagor, and the Agent, as mortgagee, and (iv) that certain Trust Indenture dated as of February 25, 1999, as amended (the "GOCL Indenture" and together with the GRCL Indenture, the "Trust Indentures"), among GRCL, as mortgagor, the financial institutions party thereto and the Agent, as trustee, in each case, to the extent the terms of the Mortgages or the Trust Indentures are inconsistent with this Amendment. The Borrower shall promptly execute, or shall cause to be executed, such amendments to the Mortgages and the Trust Indentures as the Agent shall reasonably request and furnish to the Borrower in order to maintain the perfection and priority of the Lenders' Lien on the Collateral.

          5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

          6. Counterparts. This Amendment may be executed by the parties hereto on separate counterparts and each of said counterparts taken together shall be deemed to constitute one and the same instrument.

                            [Signature Pages Follow]






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          IN WITNESS WHEREOF, this Amendment has been duly executed as of the date set forth above.


                                            THE DELTA QUEEN STEAMBOAT CO.,
                                               as Borrower


                                            By: _______________________________
                                                 Name:
                                                 Title:


                                            THE CHASE MANHATTAN BANK,
                                               as Agent and as a Lender


                                            By: _______________________________
                                                 Name:
                                                 Title:







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                                     CONSENT

          Each of the undersigned, as a party to certain Collateral Documents in connection with the Credit Agreement referred to in the foregoing Amendment dated as of August 14, 2001, hereby consents to such Amendment and confirms and agrees that (i) each of the Collateral Documents is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, and
(ii) all of the Collateral described in the Collateral Documents does and shall continue to secure the payment of all of the Obligations. Capitalized terms used herein are used as defined in the Credit Agreement.



                                    CRUISE AMERICA TRAVEL, INCORPORATED
                                    DQSC PROPERTY CO.
                                    DQSB II, INC.


                                    By: __________________________
                                         Name:  Jordan B. Allen
                                         Title:  Executive Vice President


                                    GREAT RIVER CRUISE LINE, L.L.C.
                                    GREAT OCEAN CRUISE LINE, L.L.C.

                                    By:  The Delta Queen Steamboat Co.,
                                             a Managing Member


                                            By: __________________________
                                                Name:  Jordan B. Allen
                                                Title:  Executive Vice President

                                    By:  DQSB II, INC., a Managing Member


                                           By: __________________________
                                               Name:  Jordan B. Allen
                                               Title:  Executive Vice President


                                    AMERICAN CLASSIC VOYAGES CO.


                                    By:  _____________________________
                                            Name:  Jordan B. Allen
                                            Title:  Executive Vice President